CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 1997, which appears on page F-1 of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 of Excal Enterprises, Inc.




Pender Newkirk & Company

Certified Public Accountants
Tampa, Florida
March 25, 1998